UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2017 (June 22, 2017)

CRAWFORD & COMPANY

(Exact name of registrant as specified in its charter)

Georgia	1-10356	58-0506554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

1001 Summit Blvd., Atlanta, Georgia		30319
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (404) 300-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 22, 2017, Crawford & Company (the “Company”) entered into an Executive Employment Agreement (the “Agreement”) appointing Rohit Verma (age 42) as Chief Operating Officer of the Company, effective as of July 5, 2017. Mr. Verma will report to the Company’s President and Chief Executive Officer.

In exchange for such service, Mr. Verma will be entitled to an annual salary of $550,000.00, subject to periodic review by the Company’s President and Chief Executive Officer. Mr. Verma will be entitled to an annual cash incentive opportunity under the Company’s Short-Term Incentive Plan and/or Management Team Incentive Compensation Plan, or any successor plan(s), with a current target award of not less than 65% of his annual base salary, and a maximum award opportunity of 130% of his annual base salary. Beginning in 2018, Mr. Verma will be eligible to participate in the Company’s long-term incentive plan, administered under the Company’s Omnibus Stock and Incentive Plan, or any successor plan. Both short-term and the long-term award opportunities, including amounts and metrics, will be determined by the Compensation Committee of the Board of Directors of the Company (the “Committee”).

The Agreement also provides, subject to approval by the Committee and subject to the terms of the Company’s Omnibus Stock and Incentive Plan, a grant of 75,000 restricted shares of Class A common stock of the Company. If the award is not approved by the Committee prior to September 1, 2017, the Agreement provides for a cash payment of $557,250. The restricted shares will vest over the three-year period following the date of grant.

Mr. Verma will also be entitled to such other compensation and benefits as are in conformity with Company policy for senior executives.

Provided Mr. Verma is employed with the Company for at least six months, if he is terminated without cause (as defined by the Company’s President and Chief Executive Officer) or following a change of control of the Company, Mr. Verma will be entitled to 12 months of his then-current salary plus a pro rata cash bonus for the year of his termination. Any such payments will be conditioned on Mr. Verma entering into a separate agreement with the Company, which agreement will contain a general release of the Company and covenants restricting competition, solicitation of clients and solicitation of employees following his departure.

The press release issued by the Company on June 26, 2017 announcing Mr. Verma’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Exhibits. The following exhibit is filed with this Report:

Exhibit No.	Description

99.1	Press Release dated June 26, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD & COMPANY

By:	/s/ R. Eric Powers, III
	Name:	R. Eric Powers, III
	Title:	Corporate Secretary

Date: June 26, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 26, 2017

5